UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

ServisFirst Bancshares, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36452	26-0734029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Woodcrest Place Birmingham, Alabama		35209
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (205) 949-0302

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	SFBS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(c)       On January 25, 2021, the board of directors (the “Board”) of ServisFirst Bancshares, Inc. (“ServisFirst”) appointed Rodney E. Rushing its Executive Vice President and Chief Operating Officer for ServisFirst Bank effective immediately.

(e)       On January 25, 2021 (the “Effective Date”), the board of directors (the “Board”) of ServisFirst Bancshares, Inc. (“ServisFirst” and, together with its subsidiaries, the “Company”) and its compensation committee (the “Committee”) approved certain changes to the Company’s executive compensation program. Specifically, as described in greater detail below, the Committee increased base salaries for its named executive officers (the “NEOs”); adopted a formal annual incentive plan, effective for fiscal 2021; and implemented an annual long-term incentive program, which includes a mix of time- and performance-based equity awards. Effective with these changes, Mr. Broughton will no longer participate in the Company’s director compensation program.

These changes were adopted following a comprehensive review of the Company’s previous program, which was conducted by the Committee’s recently-appointed independent compensation consultant, McLagan (a division of Aon plc). The purpose of this review was to evaluate the continued appropriateness of the Company’s program as compared to the programs of its peer companies, with the goal of ensuring that the Company’s pay practices mature in tandem with the Company’s business. The resulting changes, which represent a first step in this process, are designed to (1) ensure that the mix of pay elements reflects current market practice; (2) move executive pay levels closer to the market median, as compared to pay levels at the Company’s peers; and (3) emphasize performance-based and at-risk pay elements, thus increasing the degree of alignment between executive pay and stockholder interests.

Base Salaries. The Board, on the recommendation of the Committee, approved the following base salaries for the Company’s current NEOs, effective as of the NEO’s work anniversary date as noted below:

Named Executive Officer	Title	New Salary ($)	Effective Date
Thomas A. Broughton III	Chairman, President, & CEO	675,000	1/1/2021
Rodney E. Rushing	EVP and Chief Operating Officer	375,000	3/21/2021
William M. Foshee	EVP and Chief Financial Officer	340,000	2/1/2021
Henry F. Abbott	SVP and Chief Credit Officer	225,000	8/22/2021

Annual Incentive Plan. On the Effective Date, the Board, on the recommendation of the Committee, approved the ServisFirst Bancshares, Inc. Annual Incentive Plan (the “AIP”), which will be administered by the Committee. The AIP is effective for performance periods beginning January 1, 2021 and will remain in effect until terminated by the Committee. The purpose of the AIP is to provide the framework for annual or short-term cash incentive award opportunities for the Company’s executive officers and key employees. Prior to or shortly after the beginning of each performance period, the Committee will establish the specific performance goals under the AIP and designate each participant’s target award for that period. Once the performance period ends, the Committee will review actual performance against the pre-established goals and determine the amount of any payout to each participant, making adjustments as it deems necessary. The AIP limits the maximum annual award that any one participant may earn under the AIP to $3 million (or a pro rata amount for a performance period of a different duration). The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the AIP, a copy of which is attached as Exhibit 10 to, and incorporated by reference into, this Current Report on Form 8-K.

For fiscal 2021, each of the NEOs has been named as a participant in the AIP, with target awards approved by the Committee as follows:

Fiscal 2021 Target Awards under the AIP
NEO	Target Award (as a % of Base Salary)	Target Award ($)
Mr. Broughton	105%	$708,750
Mr. Rushing	50%	187,500
Mr. Foshee	50%	170,000
Mr. Abbott	50%	112,500

Payouts under the 2021 AIP will range between 0-150% of an executive’s target award, depending upon the Company’s achievement of the selected performance criteria. If the threshold performance levels are achieved, 50% of the target award would be earned while 150% of the target award would be earned if the maximum performance levels are met or exceeded. Results that fall between two performance levels (threshold and target or target and maximum) will be pro-rated, while no payout will be earned if results fall below the established thresholds. Additional details regarding the specific performance criteria selected for fiscal 2021, as well as the Company’s actual achievement against those metrics, will be disclosed in the proxy statement for the 2022 annual meeting of stockholders or the Annual Report Form 10-K for the fiscal year ended December 31, 2021.

Annual Long-Term Incentive Program. Under its previous program, the Committee made equity awards to executive officers on an as-needed basis. Over the last three years, the only NEOs who have received any equity awards were Mr. Broughton, who received grants by virtue of his participation in the director compensation program, and Mr. Abbott, who received an equity grant in 2020. As part of this restructured program, the Committee intends to make awards of long-term incentives to its executive officers annually, with those awards consisting of a mix of time- and performance-based components.

For fiscal 2021, the Committee granted time-based restricted shares of ServisFirst common stock and performance share units to the NEOs as follows, effective as of the Effective Date:

NEO	Time-based Restricted Stock (#)	Performance Share Units (PSUs) (#)	Total Target Award Value (Restricted Stock + PSUs) ($)
Mr. Broughton	8,267	8,267	$709,000
Mr. Rushing	2,187	2,187	188,000
Mr. Foshee	1,983	1,983	170,000

Given the size of his 2020 grant, Mr. Abbott did not receive a grant for 2021 but will be eligible to receive a long-term incentive award in the next cycle. As noted previously, effective with the adoption of this revised program, Mr. Broughton will no longer receive separate compensation (including equity grants) for his service as a director.

These long-term incentive awards were granted under, and subject to all of the terms and conditions of, the ServisFirst Bancshares, Inc. Amended and Restated 2009 Stock Incentive Plan, as amended, and one or more award agreements (the “LTI Agreements”). The time-based restricted stock will vest one-third per year on the first three anniversaries of the Effective Date, provided that the NEO remains employed through the applicable vesting date or as otherwise provided in the LTI Agreement. The performance share units (PSUs) represent the opportunity to earn shares of ServisFirst common stock after a three-year period, subject to the NEO’s continued employment through the end of the performance period or as otherwise provided in the LTI Agreement. The actual number of shares earned under the PSUs will range between 0-150%, depending upon the total stockholder return (TSR) of ServisFirst over the three-year period ranked relative to the TSR of certain peer companies over the same period.

The foregoing description of LTI Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the LTI Agreements, which the Company expects to file as exhibits to its Quarterly Report on Form 10-Q for the current fiscal quarter.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10*	ServisFirst Bancshares, Inc. Annual Incentive Plan, effective January 1, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed with this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

Date: January 29, 2021	By:	/s/Thomas A. Broughton, III
Thomas A. Broughton, III
Chairman, President, and Chief Executive Officer